LIQUIDATING TRUST AGREEMENT

AGREEMENT AND DECLARATION OF TRUST, dated as of August 5, 2016 by and among WINTHROP REALTY TRUST, an Ohio real estate investment trust (the “Company”) and MICHAEL L. ASHNER, HOWARD GOLDBERG and CAROLYN TIFFANY (each, an “Initial Trustee” and collectively, the “Initial Trustees” of the Trust).

WHEREAS, the Company's Board of Trustees (the “Board”) and the holders of a majority of the Company’s common shares of beneficial interest previously approved the dissolution of the Company pursuant to a Plan of Liquidation (the “Plan”);

WHEREAS, the Plan provides, among other things, that the Board will cause the Company to dispose of all of the assets of the Company, wind up its affairs, pay or adequately provide for the payment of all of its liabilities and distribute to, or for the benefit of, its Shareholders all of the Company's assets;

WHEREAS, the Plan further provides, among other things, that, if deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the Shareholders, the Board shall select one or more liquidating trustees, and the Company shall transfer to such liquidating trustees, for the benefit of the Shareholders under a liquidating trust, all of the Company’s assets as set forth in a liquidating trust agreement between the Trustees and the Company; and

WHEREAS, the Board on July 28, 2016 approved this Agreement and the creation of the Trust and authorized the Company’s officers to execute and take all necessary action to perform this Agreement on behalf of the Company.

NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

NAMES AND DEFINITIONS

1.1           Name and Principal Office.  The Trust shall be known as the Winthrop Realty Liquidating Trust and shall be formed pursuant to the Ohio Revised Code as an Ohio business trust.  The place where the principal office of the Trust is to be located is 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114.

1.2           Defined Terms.  For all purposes of this instrument, unless the context otherwise requires:

(a)           “Advisory Agreement” shall mean that certain Third Amended and Restated Advisory Agreement, dated January 1, 2013 among the Company, WRT Realty, L.P. and FUR Advisors LLC.

(b)           “Affiliate” of any Person means any entity that controls, is controlled by, or is under common control with such Person.  As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

(c)           “Agreement” shall mean this instrument as originally executed or as it may from time to time be amended pursuant to the terms hereof.

(d)           “Beneficial Interest” shall mean each Beneficiary's proportionate share of the Trust Assets determined by the ratio of the number of Units held by such Beneficiary to the total number of Units held by all Beneficiaries.

(e)            “Beneficiary” shall mean each holder of Units.

(f)            “Board” shall have the meaning given to such term in the Recitals.

(g)           “Claim” shall have the meaning given to such term in Section 11.3.

(h)           “Claiming Party” shall have the meaning given to such term in Section 11.3.

(i)            “Code” shall mean the Internal Revenue Code of 1986, as amended.

(j)           “Company” shall have the meaning given to such term in the Preamble.

(k)           “Effective Date” shall mean August 6, 2016 at 12:00 am (Eastern Standard Time).

(l)           “Indemnified Person” shall have the meaning given to such term in Section 7.5(a)(i).

(m)           “Independence Requirements” shall mean the requirements for a person to be deemed “independent” under the rules of the New York Stock Exchange as in effect on the Effective Date.

(n)           “Initial Trustees” shall have the meaning given to such term in the Preamble.

(o)           “IRS” shall have the meaning given to such term in Section 2.2(c).

(p)           “Liabilities” shall mean all of the Company's unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent or fixed or otherwise (including, without limitation, any costs and expenses incurred or to be incurred in connection with the liquidation of the Company), including, without limitation, the Advisory Agreement.

(q)           “Person” shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization, or a government or political subdivision thereof.

(r)           “Plan” shall have the meaning given to such term in the Recitals.

(s)           “Record Date” shall mean August 1, 2016 at 4:00 p.m. (Eastern Standard Time).

(t)           “Retained Assets” shall mean all of the Company's right, title and interest in, to and under, all of the Company's assets, including, without limitation, its unsold properties, accounts receivable, cash, securities, claims, causes of action, contingent claims and reserves distributed to the Trustees.

(u)           “Shareholders” shall mean the holders of record of the outstanding Shares at the close of business on the Record Date.

(v)           “Shares” shall mean the Company’s common shares of beneficial interest.

(w)           “Transfer Date” shall mean August 5, 2016 at 11:59 p.m. (Eastern Standard Time).

(x)           “Treasury Regulations” means the final, temporary and proposed Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

(y)           “Trust” shall mean the Trust created by this Agreement.

(z)           “Trust Assets” shall mean all the property held from time to time by the Trustees under this Agreement, which initially shall consist of the Retained Assets as of the Record Date (excluding any liquidating distributions declared, but unpaid, having a record date prior to the Transfer Date), and in addition, shall thereafter include all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to any assets held by the Trust, less any of the foregoing utilized by the Trustees to pay expenses of the Trust, satisfy Liabilities or to make distributions to the Beneficiaries pursuant to the terms and conditions hereof.

(aa)           “Trust Party” shall have the meaning given to such term in Section 11.3.

(bb)           “Trustees” shall mean the Initial Trustees under this Agreement and any successors thereto, pursuant to and in accordance with the terms of this Agreement.

(cc)           “Units” shall have the meaning given to such term in Section 3.1(a).

ARTICLE II

GRANT TO AND NATURE OF TRANSFER

2.1           Grant.  The Trust shall commence on the Effective Date.  Effective the Effective Date, the Company absolutely and irrevocably transfers grants, delivers, releases, assigns and conveys to the Trustees, to be held in trust for the benefit of the Beneficiaries, all of the Company's right, title, interest in, to and under, the Retained Assets, for the uses and purposes stated herein, subject to the terms and provisions set out below, and the Trustees hereby accept such Retained Assets and undertake to discharge the Trust created by this Agreement on behalf of the Beneficiaries, subject to the following terms and provisions.

2.2           Purpose of Trust.

(a)           The Trust is organized for the sole purpose of winding up the Company's affairs and the liquidation of the Retained Assets with no objective to continue or engage in the conduct of a trade or business, except as necessary for the orderly liquidation of the Trust Assets.

(b)           The Retained Assets granted, assigned and conveyed to the Trustees shall be held in the Trust, and the Trustees will (i) further liquidate the Trust Assets as they deem necessary to carry out the purpose of the Trust and facilitate distribution of the Trust Assets, (ii) allocate, protect, conserve and manage the Trust Assets in accordance with the terms and conditions hereof, (iii) complete the winding up of the Company's affairs, (iv) act on behalf of the Beneficiaries, and (v) distribute the Trust Assets in accordance with the terms and conditions hereof.

(c)           It is intended that for Federal, state and local income tax purposes, the Trust shall be treated as a liquidating trust under Treasury Regulation Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Trust pursuant to Sections 671 through 679 of the Code and any analogous provision of state or local law, and shall be taxed on their respective share of the Trust's taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law.  The Trustees shall file all tax returns required to be filed by the Trust with any governmental agency, including, but not limited to, any returns required of grantor trusts which own partnership interests.  The Trustees shall file a federal partnership income tax return (and any corresponding state partnership income tax returns if and as required), and shall issue Internal Revenue Service (“IRS”) Forms K-1 (and applicable state law forms) to the Beneficiaries, respectively, for any taxable year in which the Trust holds equity interests in entities that report as partnerships for federal income tax purposes.  For a taxable year (if any) in which the Trustees are advised that the Trust may permissibly do so under federal income tax law, the Trust shall file such federal and state income tax returns as may be required of trusts qualifying as grantor trusts pursuant to Section 1.671-4(a) of the Income Tax Regulations in lieu of filing partnership income tax returns.

2.3           No Reversion to the Company.  In no event shall any part of the Trust Assets revert to or be distributed to the Company.

2.4           Instruments of Further Assurance.  The Company will, upon reasonable request of the Trustees, execute, acknowledge, and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Trustees of any property intended to be covered hereby, and to vest in the Trustees and their successors and assigns, the estate, powers, instruments or funds in trust hereunder.

2.5           Payment of Liabilities.  The Trustees, in their capacity as Trustees hereunder and not in their individual capacity, hereby assume all Liabilities and agree hereafter to cause the Trust to pay, discharge and perform when due all of the Liabilities.  Should any Liability be asserted against the Trustees as the transferee of the Trust Assets or as a result of the assumption made in this Section 2.5, the Trustees may use such part of the Trust Assets as may be necessary in contesting any such Liability or in payment thereof, but in no event shall the Trustees, Beneficiaries or agents of the Trust be personally liable, nor shall resort be had to the private property of such Persons, in the event that the Trust Assets are not sufficient to satisfy the Liabilities.

ARTICLE III

BENEFICIARIES

3.1           Beneficial Interests.

(a)           The Beneficial Interest of each Shareholder shall be determined in accordance with a certified copy of the Company's Shareholder list as of the Record Date.  The Company's transfer agent will deliver such certified copy of the Company's Shareholder list to the Trustees within a reasonable time after such date.  The Trustees shall be entitled to rely and shall be fully protected in relying upon the certified copy of the Company's Shareholder list.  For ease of administration, the Trustees shall express the Beneficial Interest of each Beneficiary in terms of units.  Each Shareholder of record as of the close of business on the Record Date shall be distributed one Unit for each Share then held.  Each Beneficiary shall have a pro rata interest in the Trust Assets equal to the number of Units held by such Beneficiary divided by the total number of Units held by all Beneficiaries. The Units shall be without par value and the maximum authorized number of Units shall be 36,425,084.  Upon issuance, the Units shall be deemed fully paid and non-assessable.

(b)           On and after the Transfer Date, subject to and simultaneously with the aforementioned distribution and receipt by the Shareholders of the Units, all outstanding Shares shall automatically be deemed cancelled.

(c)           The rights of Beneficiaries in, to and under the Trust Assets and the Trust shall not be represented by any form of certificate or other instrument, and no Beneficiary shall be entitled to such a certificate.  The Trustees shall maintain or cause to be maintained a record of the name and address of each Beneficiary and such Beneficiary's aggregate Units in the Trust.

(d)           If any conflicting claims or demands are made or asserted with respect to the ownership of any Units, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Beneficiary resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Trustees shall be entitled, at their sole election, to refuse to comply with any such conflicting claims or demands.  In so refusing, the Trustees may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing, the Trustees shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands or to take any other action with respect thereto, nor shall the Trustees be liable for interest on any funds which they may so withhold.  Notwithstanding anything to the contrary set forth in this Section 3.1(d), the Trustees shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustees shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Trustees a surety bond or other security satisfactory to the Trustees, as they shall deem appropriate, to fully indemnify them as between all conflicting claims or demands.

3.2           Rights of Beneficiaries.  Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary hereunder according to the Beneficiary's Beneficial Interest.  Each Beneficiary shall take and hold the same subject to all the terms and provisions of this Agreement.  The interest of each Beneficiary hereunder is declared, and shall be in all respects, personal property and upon the death of an individual Beneficiary, the Beneficiary's Beneficial Interest shall pass as personal property to the Beneficiary's legal representative and such death shall in no way terminate or affect the validity of this Agreement.  A Beneficiary shall have no title to, right to, possession of, management of, or control of, the Trust Assets except as expressly provided herein.  No widower, widow, heir or devisee of any person who may be a Beneficiary shall have any right of dower, homestead, or inheritance, or of partition, or of any other right, statutory or otherwise, in any property forming a part of the Trust Assets but the whole title to all the Trust Assets shall be vested in the Trustees and the sole interest of the Beneficiaries shall be the rights and benefits given to such Persons under this Agreement.

3.3           Limitations on Transfer of Interests of Beneficiaries.

(a)           THE BENEFICIAL INTEREST OF A BENEFICIARY MAY NOT BE TRANSFERRED; PROVIDED THAT THE BENEFICIAL INTERESTS SHALL BE ASSIGNABLE OR TRANSFERABLE BY WILL, INTESTATE SUCCESSION, OR OPERATION OF LAW.

(b)           Except as may be otherwise required by law, the Beneficial Interests of the Beneficiaries hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such interests be subject to the contracts, debts, obligations, engagements or liabilities of any Beneficiary, but the interest of a Beneficiary shall be paid by the Trustees to the Beneficiary free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Beneficiary only when actually received by such Beneficiary.

3.4           Trustees as Beneficiary.  Each Trustee, either individually or in a representative or fiduciary capacity, may be a Beneficiary to the same extent as if he or she were not a Trustee hereunder and shall have all rights of a Beneficiary, including, without limitation, the right to vote and to receive distributions, to the same extent as if he or she was not a Trustee hereunder.

ARTICLE IV

DURATION AND TERMINATION OF THE TRUST

4.1           Duration.  The existence of the Trust shall terminate upon the earliest of (i) the distribution of all the Trust Assets as provided in Section 5.7, or (ii) the expiration of a period of three years from the Transfer Date; provided that the Trustees, in their discretion, may extend the existence of the Trust to such later date as they may designate, if they determine that an extension is reasonably necessary to fulfill the purposes of the Trust as specified in this Agreement, and, prior to such extension, the Trustee shall have requested and received additional no-action assurances from the Securities and Exchange Commission regarding the registration and reporting requirements of the Trustee under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable Federal securities act.  The Trust shall not in any event terminate pursuant to subparagraph (ii) of this Section 4.1 prior to the date on which the Trustees are permitted to make a final distribution in accordance with Section 5.7.

4.2           Other Obligations of Trustees upon Termination.  Upon termination of the Trust, the Trustees shall provide for the retention of the books, records, lists of holders of Units, certificates for Shares and files which shall have been delivered to or created by the Trustees.  At the Trustees' discretion, all of such records and documents may be destroyed at any time after seven years from the distribution of all the Trust Assets.  Except as otherwise specifically provided herein, upon the distribution of all the Trust Assets the Trustees shall have no further duties or obligations hereunder.

ARTICLE V

ADMINISTRATION OF TRUST ASSETS

5.1           Sale of Trust Assets.  Subject to the terms and conditions of this Agreement, the Trustees shall, at such times as the Trustees, by a majority vote of the Trustees deem appropriate, collect, liquidate, reduce to cash, transfer, assign, or otherwise dispose of all or any part of the Trust Assets as they deem appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Trustees shall determine).  The Trustees shall make continuing efforts to dispose of the Trust's assets, make timely distributions and not unduly prolong the duration of the Trust.  Notwithstanding anything herein to the contrary, the consent of all Trustees shall be required for (i) the sale of a Trust Asset at a price that, together with all cash flow derived from such Trust Asset from and after July 1, 2016, would generate net proceeds less than 90% of the liquidation value for such asset at June 30, 2016, (ii) subject to Section 6.1(b), any amendment, modification or waiver of the Advisory Agreement, and (iii) any transaction with an Affiliate or related party of a Trustee.

5.2           Efforts to Resolve Claims and Liabilities.  Subject to the terms and conditions of this Agreement, the Trustees shall make appropriate efforts to resolve any contingent or unliquidated claims and outstanding contingent Liabilities for which the Trust may be responsible, dispose of the Trust Assets, make timely distributions and not unduly prolong the duration of the Trust.

5.3           Continued Collection of Property of Trust Assets.  All property that is determined by the Trustees to be a part of the Trust Assets shall continue to be collected by the Trustees and held as a part of the Trust.  Subject to the terms and conditions of this Agreement, the Trustees may, at such times as the Trustees deem appropriate, collect, liquidate, reduce to cash, transfer, assign, or otherwise dispose of all or any part of the Trust Assets as the Trustees deem appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Trustees shall determine).  The Trustees shall hold the Trust Assets without being obligated to provide for or pay any interest thereon to any Beneficiary, except to the extent of such Beneficiary's share of interest actually earned by the Trust after payment of the Trust's Liabilities and expenses as provided in Section 5.5.

5.4           Restriction on Trust Assets.  The Trustees shall cause to be distributed any assets prohibited by Revenue Procedure 82-58 (as amplified by Revenue Procedure 91-15), as the same may be further amended, supplemented, or modified, including, but not limited to, any listed stocks or securities, any readily-marketable assets, any operating assets of a going business, any unlisted stock of a single issuer that represents 80% or more of the stock of such issuer, or any general or limited partnership interest, provided, however, that notwithstanding the foregoing the Trust may receive and hold for disposition, the Retained Assets.  The Trustees shall not retain cash in excess of a reasonable amount to meet expenses, charges and obligations of the Trust, the Trust Assets and all Liabilities.

5.5           Payment of Expenses and Liabilities.  The Trustees shall pay from the Trust Assets all expenses, charges, and obligations of the Trust and of the Trust Assets and all Liabilities and obligations which the Trustees specifically assumes and agrees to pay pursuant to this Agreement and such transferee liabilities which the Trustees may be obligated to pay as transferees of the Trust Assets, including, but not limited to, interest, penalties, taxes, assessments, and public charges of any kind or nature and the costs, charges, and expenses connected with or growing out of the execution or administration of the Trust and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Trust Assets by the Trustees.

5.6           Interim Distributions.  At such times as may be determined in their sole discretion, the Trustees shall distribute, or cause to be distributed to the Beneficiaries, in proportion to the number of Units held by each Beneficiary on the record date for such distribution as determined by the Trustees in their sole discretion, such cash or other property comprising a portion of the Trust Assets as the Trustees may in their sole discretion determine may be distributed; provided, however, that the Trustees shall distribute, or cause to be distributed, at least annually to the Beneficiaries all cash proceeds from the sale of the Trust Assets in excess of a reasonable amount (as determined by the Trustees) to satisfy the Liabilities and expenses described in Section 5.5.

5.7           Final Distribution.  If the Trustees determine that the Liabilities and all other claims, expenses, charges, and obligations of the Trust have been paid or discharged, the Trustees shall, as expeditiously as is consistent with the conservation and protection of the Trust Assets, distribute the remaining Trust Assets, if any, to the Beneficiaries in proportion to the number of Units held by each Beneficiary.

5.8           Reports to Beneficiaries and Others.

(a)           As soon as practicable after the Transfer Date, the Trustees will mail, or will cause to be mailed, to each Beneficiary a notice indicating how many Units such person beneficially owns and the Trustees' address and other contact information. As soon as practicable after the end of each tax year and after termination of the Trust, but in any event within 90 days after each such event, the Trustees shall submit a written report and account to the Beneficiaries showing (i) the assets and liabilities of the Trust at the end of such taxable year or upon termination and the receipts and disbursements of the Trustees for such taxable year or period, prepared in accordance with generally accepted accounting principles, (ii) any changes in the Trust Assets and Liabilities that have not previously been reported, and (iii) any action taken by the Trustees in the performance of their duties under this Agreement that has not previously been reported, and which, in their opinion, materially affects the Trust Assets or Liabilities.

(b)           The tax year of the Trust shall end on December 31 of each year.

(c)           Whenever a material event relating to the Trust's Assets occurs, the Trustees shall, within a reasonable period of time after such occurrence, prepare and issue a publicly available report describing such event.  The occurrence of a material event will be determined solely by the Trustees or as may be required by the rules and regulations promulgated by the Securities and Exchange Commission.

5.9           Federal Income Tax Information.  As soon as practicable after the close of each tax year, the Trustees shall mail to each Person who was a Beneficiary during such year, a statement showing, on a per Unit basis, the information necessary to enable a Beneficiary to determine his, her or its taxable income (if any) from the Trust as determined for Federal income tax purposes.  In addition, after receipt of a request in good faith, the Trustees shall furnish to any Person who has been a Beneficiary at any time during the preceding year, at the expense of such Person and at no cost to the Trust, a statement containing such further tax information as is reasonably requested by such Person.

5.10           Books and Records.  The Trustees shall maintain in respect of the Trust and the holders of Units books and records relating to the Trust Assets, income and liabilities of the Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof in accordance with this Article V and to comply with applicable law.  Such books and records shall be maintained on a basis or bases of accounting necessary to facilitate compliance with the tax reporting requirements of the Trust and the reporting obligations of the Trustees under Section 5.8.  Except as provided in Section 5.8, nothing in this Agreement requires the Trustees to file any accounting or seek approval of any court with respect to the administration of the Trust or as a condition for managing any payment or distribution out of the Trust Assets.  Beneficiaries shall have the right upon 30 days' prior written notice delivered to the Trustees to inspect during normal business hours such books and records (including financial statements); provided that, if so requested, such Beneficiaries shall have entered into a confidentiality agreement satisfactory in form and substance to the Trustees.

5.11           Appointment of Agents, etc.

(a)           The Trustees shall be responsible for the general policies of the Trust and for the general supervision of the activities of the Trust conducted by all agents, advisors or managers of the Trust.  The Trustees shall have the power to appoint or contract with any Person or Persons as the Trustees may deem necessary or proper for the transaction of all or any portion of the activities of the Trust.

(b)           The Trustees shall have the power to determine the terms and compensation of any Person with whom it may contract pursuant to Section 5.11(a), subject to the provisions of Section 5.12; provided, further, however that any compensation payable to an Affiliate of a Trustee shall require the consent of the non-Affiliated Trustees.

(c)           The Trustees shall not be required to administer the Trust as their sole and exclusive function and the Trustees may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to investors or any other Persons and the management of other investments, subject to the Trustees' obligations under this Agreement and applicable law.

5.12           Standard of Care.

(a)           To the extent that, at law or in equity, the Trustees have duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Beneficiaries or to any other Person, a Trustee acting under this Agreement shall not be liable to the Trust, the Beneficiaries or to any other Person for his or her good faith reliance on the provisions of this Agreement.  The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustees.

(b)           Unless otherwise expressly provided herein:

(i)           whenever a conflict of interest exists or arises between one or more Trustees or any of his or her Affiliates, on the one hand, and the Trust or any Beneficiaries or any other Person, on the other hand; or

(ii)           whenever this Agreement or any other agreement contemplated herein or therein provides that the Trustees shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Beneficiaries or any other Person, the Trustees shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles.  In the absence of bad faith by the Trustees, the resolution, action or terms so made, taken or provided by the Trustees shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Trustees at law or in equity or otherwise.

(c)           Notwithstanding any other provision of this Agreement or applicable law, whenever in this Agreement a Trustee is permitted or required to make a decision:

(i)           in his or her “discretion” or under a grant of similar authority, a Trustee shall be entitled to consider such interests and factors as he or she desires, including his or her own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Beneficiaries or any other Person; or

(ii)           in his or her “good faith” or under another express standard, the Trustee shall act under such express standard and shall not be subject to any other or different standard.

(d)           Each Trustee and any Affiliate of a Trustee may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Trustees.  No Trustee who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust shall have any duty to communicate or offer such opportunity to the Trust, and such Trustee shall not be liable to the Trust or to the Beneficiaries for breach of any fiduciary or other duty by reason of the fact that such Trustee pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust.  Neither the Trust nor any Beneficiary shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper.  Any Trustee may engage or be interested in any financial or other transaction with the Beneficiaries or any Affiliate of the Trust or the Beneficiaries, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Trust or the Beneficiaries or their Affiliates.

ARTICLE VI

POWERS OF AND LIMITATIONS ON THE TRUSTEE

6.1           Limitations on Trustees.  (a) The Trustees shall not at any time, on behalf of the Trust or Beneficiaries, enter into or engage in any trade or business except as necessary for the orderly liquidation of the Trust Assets.  The Trustees shall be restricted to the holding, collection and sale of the Trust Assets and the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Assets and the administration thereof in accordance with the provisions of this Agreement.  In no event shall the Trustees take any action which would jeopardize the status of the Trust as a “liquidating trust” for Federal income tax purposes within the meaning of Treasury Regulation Section 301.7701-4(d).  The Trustees shall not invest any of the cash held as Trust Assets, except that the Trustees may invest in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof, (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof, or (iii) other temporary investments not inconsistent with the Trust's status as a liquidating trust for tax purposes.  Neither the Trustees nor any Affiliate of the Trustees shall take any action to facilitate or encourage trading in the Beneficial Interests or in any instrument tied to the value of the Beneficial Interests such as due bill trading.

(b)           Notwithstanding anything herein to the contrary, the Trustees shall not have the right to cause the Trust to take any of the following actions without the consent of Beneficiaries holding a majority of the Units:

(i)           Any amendments to this Agreement other than those that do not decrease the obligations of the Trustees, increase the obligations of the Beneficiaries or decrease the rights of the Beneficiaries;

(ii)           Any action not permitted under this Agreement;

(iii)           Increasing the amount of compensation payable to the Trustees (other than a Trustee that satisfies the Independence Requirements) or any affiliate of a Trustee;

(iv)           Modifying any provision of the Advisory Agreement providing for the payment of any fees to the Advisor or the timing of any such payment other than those which would provide for a decrease in such amount or a delay in such payment.

6.2           Specific Powers of Trustees.  Subject to the provisions of the terms and conditions of this Agreement, the Trustees shall have the following specific powers in addition to any powers conferred upon it by any other Section or provision of this Agreement or any laws of the State of Ohio; provided that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Trustees to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Trustees may deem necessary or appropriate to conserve and protect the Trust Assets or to confer on the Beneficiaries the benefits intended to be conferred upon them by this Agreement:

(a)           to determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interest in, the Trust Assets;

(b)           to collect, liquidate or otherwise convert into cash, or such other property as it deems appropriate, all property, assets and rights in the Trust Assets, and to pay, discharge, and satisfy all other claims, expenses, charges, Liabilities and obligations existing with respect to the Trust Assets, the Trust or the Trustees;

(c)           to elect, appoint, engage or retain any Persons as agents, representatives or independent contractors (including without limitation real estate advisors, investment advisors, accountants, transfer agents, attorneys-at-law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay reasonable compensation from the Trust Assets for services in as many capacities as such Person may be so elected, appointed, engaged or retained (provided that any such agreements or arrangements with a person or entity affiliated with the Trustees shall be on terms no less favorable to the Trust than those available to the Trust in similar agreements or arrangements with unaffiliated third parties, and such agreements or arrangements shall be terminable, without penalty, on 60 days prior written notice by the Trust), to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement or retention of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to agents, representatives, independent contractors or other Persons, including, without limitation, the retention of FUR Advisors LLC pursuant to the Advisory Agreement;

(d)           to retain and set aside such funds out of the Trust Assets as the Trustees shall deem necessary or expedient to pay, or provide for the payment of (i) unpaid claims, expenses, charges, Liabilities and obligations of the Trust, the Company or any subsidiary of the Company; and (ii) the expenses of administering the Trust Assets;

(e)           to do and perform any and all acts necessary or appropriate for the conservation and protection of the Trust Assets, including acts or things necessary or appropriate to maintain the Trust Assets held by the Trustees pending sale or disposition thereof or distribution thereof to the Beneficiaries;

(f)           to institute or defend actions or judgments for declaratory relief or other actions or judgments and to take such other action, in the name of the Trust or the Company or as otherwise required, as the Trustees may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, or rights relating to or forming a part of the Trust Assets;

(g)           to determine conclusively from time to time the value of and to revalue the securities and other property of the Trust, in accordance with independent appraisals or other information as it deems necessary or appropriate;

(h)           to cancel, terminate, or amend any instruments, contracts, agreements, obligations, or causes of action relating to or forming a part of the Trust Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations, or causes of action may extend beyond the terms of the Trust;

(i)           in the event any of the property which is or may become a part of the Trust Assets is situated in any state or other jurisdiction in which the Trustees are not qualified to act as Trustees, to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in that state or other jurisdiction as a trustee of such property and require from such trustee such security, if any, as may be designated by the Trustees, which, in the sole discretion of the Trustees may be paid out of the Trust Assets.  The trustee so appointed shall have all the rights, powers, privileges and duties and shall be subject to the conditions and limitations of the Trust, except as limited by the Trustees and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary).  Such trustee shall be answerable to the Trustees herein appointed for all monies, assets and other property which may be received by it in connection with the administration of such property.  The Trustees hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustees of a written instrument declaring such trustee removed from office, and specifying the effective date of removal;

(j)           to cause any investments of any part of the Trust Assets to be registered and held in their name or in the name or names of a nominee or nominees without increase or decrease of liability with respect thereto;

(k)           to terminate and dissolve any entities owned by the Trust;

(l)           to perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation, or cause of action relating to or forming a part of the Trust Assets whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement.

ARTICLE VII

CONCERNING THE TRUSTEES, BENEFICIARIES AND AGENTS

7.1           Generally.  The Trustees accept and undertake to discharge the Trust, upon the terms and conditions hereof, on behalf of the Beneficiaries.  The Trustees shall exercise such of the rights and powers vested in it by this Agreement in good faith and in the best interests of the Beneficiaries.  The Trustees shall not be personally liable for any act or omission hereunder except as determined by a final order of a court of competent jurisdiction for their own grossly negligent action, their own grossly negligent failure to act, or their own fraud or willful misconduct, in each case, as determined by a final order of a court of competent jurisdiction from which no appeal can or is taken, except that:

(a)           no successor Trustee shall be responsible for the acts or omissions of a Trustee in office prior to the date on which he, she or it becomes a Trustee;

(b)           the Trustees shall not be liable to the Beneficiaries for the acts or omissions of an agent, advisor or manager of the Trust appointed by the Trustees hereunder, except where the Trustees specifically direct the act of such Person, delegate the authority to such Person to act where such Trustees were under a duty not to delegate, do not use reasonable prudence in the selection or retention of such Person, do not periodically review such Person's overall performance and compliance with the terms of such delegation; conceals the act or omission of such Person; or neglects to take reasonable steps to redress any wrong committed by such Person when such Trustees is aware of such Person's act or omission; provided, however, that this subsection (b) shall not apply to acts or omissions of any Affiliate of Trustees, or any of their respective employees;

(c)           the Trustees shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustees;

(d)           in the absence of bad faith on the part of the Trustees, the Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustees and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which are specifically required to be furnished to the Trustees by any provision hereof, the Trustees shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement;

(e)           the Trustees shall not be liable for any reasonable error of judgment made in good faith; and

(f)           the Trustees shall not be liable with respect to any action taken or omitted to be taken by the Trustees in good faith in accordance with the terms and conditions of this agreement and at the direction of Beneficiaries having aggregate Units of at least one-third of the total Units held by all Beneficiaries relating to the time, method and place of conducting any proceeding for any remedy available to the Trustees or exercising any right or power conferred upon the Trustees under this Agreement.

7.2           Reliance by Trustees.  Except as otherwise provided in Section 7.1:

(a)           The Trustees may consult with legal counsel, auditors or other experts to be selected by it, and the advice or opinion of such counsel, auditors, or other experts shall be full and complete personal protection to the Trustees and agents of the Trust in respect of any action taken or suffered by the Trustees in good faith and in the reliance on, or in accordance with, such advice or opinion;

(b)           Persons dealing with the Trustees shall look only to the Trust Assets to satisfy any liability incurred by the Trustees to such Person in carrying out the terms of the Trust, and the Trustees shall have no personal or individual obligation to satisfy any such liability; and

(c)           As far as reasonably practicable, the Trustees shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries, the Trustees nor their agents shall be liable thereunder, and that the other parties to such instrument shall look solely to the Trust Assets for the payment of any claim thereunder or the performance thereof; provided that the omission of such provision from any such instrument shall not render the Beneficiaries, the Trustees or their agents liable, nor shall the Trustees be liable to anyone for such omission.

7.3           Limitation on Liability to Third Persons.  No Beneficiary shall be subject to any personal liability whatsoever, in tort, contract, or otherwise, to any Person in connection with the Trust Assets or the affairs of the Trust, and, to the fullest extent permitted by law, no Trustees or agent of the Trust shall be subject to any personal liability whatsoever in tort, contract, or otherwise, to any Beneficiary or any other Person in connection with the Trust Assets or the affairs of the Trust, except to the extent determined by a court of competent jurisdiction from which no appeal can be or is taken, to have resulted from the gross negligence, fraud or willful misconduct knowingly and intentionally committed in bad faith by such Trustees or agent of the Trust.  All such other Persons shall look solely to the Trust Assets for satisfaction of claims of any nature arising in connection with the affairs of the Trust.  The Trustees shall, at all times, at the expense of the Trust, maintain insurance for the protection of the Trust Assets, the Trustees and agents in such amount as the Trustees shall deem adequate to cover all foreseeable liability of the Trust, the Trustees and agents under this Agreement, including but not limited to the indemnification obligations set forth in Section 7.5, to the extent available at rates deemed reasonable by the Trustees.

7.4           Recitals.  Any written instrument creating an obligation of the Trust shall be conclusively taken to have been executed or done by the Trustees or agent of the Trust only in their capacity as Trustees under this Agreement, or in its capacity as an agent of the Trust.

7.5           Indemnification.  (a)  The Trustees and each Person appointed by the Trustees pursuant to Section 5.11, and the directors, officers, employees and agents of each such Person (each an “Indemnified Person” and collectively the “Indemnified Persons”), shall, to the fullest extent permitted by law, be indemnified out of the Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or settlement, as fines and penalties, and counsel fees and costs, actually and reasonably incurred by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Trust or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened as follows:

(i)           If an Indemnified Person is or was a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust, Trustee or any Beneficiary to procure a judgment in his, her or its favor) by reason of the fact that the Indemnified Person is or was the Trustee or a director, officer, employee or agent of the Trustee, or by reason of any action or inaction on the part of an Indemnified Person while being or having been such a Trustee, employee or agent including, without limitation, any alleged breach of duty, neglect, error, misstatement, misleading statement, omission or act of any such Trustee or Person in such capacity (and in the case of any director, officer, employee, or agent of any such Person, by reason of any such Person exercising or failing to exercise any right or power hereunder); provided that the Indemnified Person shall not be entitled to such indemnification with respect to any matter as to which the Indemnified Person shall have been finally adjudicated to have acted with gross negligence, fraud or willful misconduct knowingly and intentionally committed in bad faith.

(ii)           If an Indemnified Person was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Trust or any Beneficiary to procure a judgment in his, her or its favor by reason of the fact that the Indemnified Person is or was the Trustee or a director, officer, employee or agent of the Trustee, or by reason of any action or inaction on the part of Indemnified Person, except that no indemnification shall be made (x) in respect of any claim, issue or matter as to which an Indemnified Person shall have been finally adjudicated to be liable to the Trust or any Beneficiary in the performance of such Indemnified Person’s duty to the Trust and its Beneficiaries, unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the Indemnified Person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, (y) of amounts paid in settling or otherwise disposing of a pending action without court approval or (z) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

(b)           The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled; provided that no Indemnified Person may satisfy any right of indemnity or reimbursement granted herein, or to which the Indemnified Person may be otherwise entitled, except out of the Trust Assets. The Trustees may cause the Trust to make advance payments in connection with indemnification under this Section 7.5 including, without limitation, for an Indemnified Person’s legal fees, provided that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Trust only if, and to the extent that, it shall ultimately be determined that the Indemnified Person is not entitled to be indemnified as authorized herein.  The advances to be made hereunder shall be paid by the Trust to the Indemnified Person within 20 days after delivery of a written request therefor by the Indemnified Person to the Trustees.  Nothing contained herein shall restrict the right of the Trustees to cause the Trust to indemnify or reimburse such Indemnified Person in any proper case, even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law.

7.6           No Duty Not to Compete.  Subject to applicable law and their obligations under this Agreement, any Trustee, in such Trustee’s individual capacity, or through Persons that such Trustee controls or in which such Trustee has an interest, may directly or indirectly engage in or possess any interest in any business venture, including, but not limited to, the ownership, financing, management of or the investment in securities, or the provision of any services in connection with such activities, whether or not such activities are similar or in addition to such Trustee’s responsibilities under this Agreement.  No Trustee has any duty to present any business opportunity to the Trust before taking advantage of such opportunity either in such Trustee’s individual capacity or through participation in any Person.

ARTICLE VIII

PROTECTION OF PERSONS DEALING WITH THE TRUSTEES

8.1           Action by Trustees.  At any time there is more than one Trustee, except as otherwise provided in this Agreement, all action with respect to the disposition and distribution of the Trust Assets required or permitted to be taken by the Trustees, in their capacity as Trustees, shall be taken by approval, consent, vote or resolution authorized by at least a majority of the Trustees.

8.2           Reliance on Statements by Trustees.  Any Person dealing with the Trustees shall be fully protected in relying upon a certificate signed by the Trustees, stating that they have authority to take any action under the Trust.  Any Person dealing with the Trustees shall be fully protected in relying upon the Trustees' certificate setting forth the facts concerning the action taken by the Trustees pursuant to this Agreement, including the aggregate number of Units held by the Beneficiaries causing such action to be taken.

ARTICLE IX

COMPENSATION OF TRUSTEES

9.1           Amount of Compensation.  In lieu of commissions or other compensation fixed by law for the Trustees, the Trustees who satisfy the Independence Requirements shall receive as compensation for services as Trustees hereunder in the amounts set forth in Schedule A attached hereto, or as may subsequently be approved by a majority of the Trustees, which compensation may include periodic or one time payments, including, without limitation, in exchange for a waiver of any insurance provided for the benefit of the Trustees.

9.2           Expenses.  The Trustees shall be reimbursed from the Trust Assets for all expenses reasonably incurred, and appropriately documented, by the Trustees in the performance of the Trustees' duties in accordance with this Agreement.

ARTICLE X

TRUSTEES AND SUCCESSOR TRUSTEES

10.1           Number and Qualification of Trustees.

(a)           Subject to the provisions of Section 10.3 relating to the period pending the appointment of a successor Trustee, there shall be at least one Trustee and not more than three Trustees of this Trust.  Until such time as the Trust Assets are less than $250,000,000, the Trustees shall use their commercially reasonable efforts to seek to have at least one Trustee that satisfies the Independence Requirements.  Each Trustee shall be a citizen and resident of, or a corporation or other entity which is incorporated or formed under the laws of, a state of the United States and, if a corporation or other such entity, it shall be authorized to act as a fiduciary under the laws of the State of Ohio or such other jurisdiction as shall be determined by the Trustees in their sole discretion.  The number of Trustees may be increased or decreased from time to time by the Trustees.

(b)           If a corporate Trustee shall ever change its name, or shall reorganize or reincorporate, or shall merge with or into or consolidate with any other bank or trust company, such corporate Trustee shall be deemed to be a continuing entity and shall continue to act as a Trustee hereunder with the same liabilities, duties, powers, titles, discretions, and privileges as are herein specified for Trustees.

10.2           Resignation and Removal.  Any Trustee may resign and be discharged from the Trust hereby created by giving written notice to the Beneficiaries at their respective addresses as they appear on the records of the Trustees. Such resignation shall become effective on the date specified in such notice, which date shall be at least 30 days after the date of such notice, or upon the appointment of such Trustee’s successor, and such successor’s acceptance of such appointment, whichever is earlier. Any Trustee may be removed at any time, with cause, by the Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries. For purposes of this provision, “cause” shall mean (i) any act by the Trustee outside the powers and limitations granted and imposed hereto in connection with his or her responsibilities under this Agreement; or (ii) any grossly negligent act, grossly negligent failure to act, fraudulent act or an act of willful misconduct, knowingly and intentionally committed in bad faith by the Trustee which is injurious to the Trust or Trust Assets. Any Trustee may be removed at any time, without cause, by Beneficiaries having aggregate Units of at least 75 percent of the total Units held by all Beneficiaries.

10.3           Appointment of Successor.  Should at any time a Trustee resign or be removed, die, become mentally incompetent or incapable of action (as determined by the Beneficiaries holding Units representing an aggregate of at least a majority of the total Beneficial Interests in the Trust), or be adjudged bankrupt or insolvent, unless any remaining Trustees shall decrease the number of Trustees of the Trust pursuant to Section 10.1 hereof, a vacancy shall be deemed to exist and a successor shall be appointed by any remaining Trustees.  If (i) such a vacancy is not filled by any remaining Trustees within ninety (90) days, and the remaining Trustees, if any, have notified the Beneficiaries of their inability to fill such vacancy or (ii) there is no remaining Trustees then, the Beneficiaries may, pursuant to Article 12 hereof, call a meeting to appoint a successor Trustee by Beneficiaries holding Units representing an aggregate of at least a majority of the total Beneficial Interests in the Trust present at the meeting, in person or by proxy.  Pending the appointment of a successor Trustee, the remaining Trustee or Trustees then serving may take any action in the manner set forth in Section 8.1.

10.4           Acceptance of Appointment by Successor Trustees.  Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart, in case of a Trustee resignation, to the retiring Trustee.  Thereupon, any successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of his, her or its predecessor in the Trust hereunder with like effect as if originally named an Initial Trustee.  The retiring Trustees shall, when requested in writing by the successor Trustees, execute and deliver an instrument or instruments conveying and transferring to such successor Trustees upon the Trust herein expressed, all the estates, properties, rights, powers, and trusts of such retiring Trustees, and shall duly assign, transfer, and deliver to such successor Trustees all property and money held by such Trustees hereunder.

10.5           Bonds.  Unless required by the Board prior to the Transfer Date, or unless a bond is required by law, no bond shall be required of any Initial Trustee hereunder.  Unless a bond is required by law and such requirement cannot be waived by or with approval of the Beneficiaries holding aggregate Units of at least a majority of the total Units held by all Beneficiaries, no bond shall be required of any successor Trustees hereunder.  If a bond is required by law, no surety or security with respect to such bond shall be required unless required by law and such requirement cannot be waived by or with approval of the Beneficiaries or unless required by the Board.  If a bond is required by the Board or by law, the Board or the Trustees, as the case may be, shall determine whether, and to what extent, a surety or security with respect to such bond shall be required.  The cost of any such bond shall be borne by the Trust.

ARTICLE XI

CONCERNING THE BENEFICIARIES

11.1           Evidence of Action by Beneficiaries.  Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any such action such Beneficiaries have joined therein may be evidenced: (i) by any instrument or any number of instruments of similar tenor executed by the Beneficiaries in person or by agent or attorney appointed in writing; or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of Article XII.

11.2           Limitation on Suits by Beneficiaries.  No Beneficiary shall have any right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than a Trustee or the Trustees upon or under or with respect to the Trust Assets or the agreements relating to or forming part of the Trust Assets, and the Beneficiaries (by their acceptance of any distribution made to them pursuant to this Agreement) waive any such right.

11.3           Requirement of Undertaking.  The Trustees may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustees for any action taken or omitted to be taken by the Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 11.3 shall not apply to any suit by the Trustees.  Further, notwithstanding anything in this Agreement to the contrary, to the fullest extent permitted by law, in the event that (i) any current or prior Beneficiary or anyone on their behalf (a “Claiming Party”) initiates any action, suit or proceeding, whether civil, criminal, administrative or investigative or asserts any claim or counterclaim (each, a “Claim”) or joins, offers substantial assistance to or has a direct financial interest in any Claim against the Trust (including any Claim purportedly filed on behalf of any other Beneficiary) and/or any Trustee or affiliate thereof (each, a “Trust Party”), and (ii) the Claiming Party (or the third party that received substantial assistance from the Claiming Party or in whose Claim the Claiming Party had a direct financial interest) does not obtain a judgment on the merits that substantially achieves, in substance and amount, the full remedy sought, then each Claiming Party shall be obligated jointly and severally to reimburse the applicable Trust Party for all fees, costs and expenses of every kind and description (including, but not limited to, all reasonable attorneys’ fees and other litigation expenses) that the applicable Trust Party may incur in connection with such Claim.  If any provision (or any part thereof) of this Section 11.3 shall be held to be invalid, illegal or unenforceable facially or as applied to any circumstance for any reason whatsoever: (1) the validity, legality and enforceability of such provision (or part thereof) in any other circumstance and of the remaining provisions of this Section 11.3 (including, without limitation, each portion of any subsection of this Section 11.3 containing any such provision (or part thereof) held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (2) to the fullest extent permitted by law, the provisions of this Section 11.3 (including, without limitation, each such portion containing any such provision (or part thereof) held to be invalid, illegal or unenforceable) shall be construed for the benefit of the Trust to the fullest extent permitted by law so as to (a) give effect to the intent manifested by the provision (or part thereof) held invalid, illegal or unenforceable, and (b) permit the Trust to protect the Trustees and their affiliates and agents from personal liability in respect of their good faith service.

ARTICLE XII

MEETING OF BENEFICIARIES

12.1           Purpose of Meetings.  A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this Article for the purposes of taking any action which the terms of this Agreement permit Beneficiaries to take either acting alone or with the Trustees.

12.2           Meeting Called by Trustees.  The Trustees may at any time call a meeting of the Beneficiaries to be held at such time and at such place as the Trustees shall determine.  Written notice of every meeting of the Beneficiaries shall be given by the Trustees (except as provided in Section 12.3), which written notice shall set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 60 nor less than 10 days before such meeting is to be held to all of the Beneficiaries of record not more than 60 days before the date of such meeting.  The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

12.3           Meeting Called on Request of Beneficiaries.  Within 30 days after written request to the Trustees by Beneficiaries holding an aggregate of at least a majority of the total Units held by all Beneficiaries to call a meeting of all Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustees shall proceed under the provisions of Section 12.2 to call a meeting of the Beneficiaries, and if the Trustees fail to call such meeting within such 30 day period then such meeting may be called by such Beneficiaries, or their designated representatives, requesting such meeting.

12.4           Persons Entitled to Vote at Meeting of Beneficiaries.  Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his proxy duly authorized in writing.  The signature of the Beneficiary on such written authorization need not be witnessed or notarized.  Each Beneficiary shall be entitled to a number of votes equal to the number of Units held by such Beneficiary as of the applicable record date.

12.5           Quorum.  At any meeting of Beneficiaries, the presence of Beneficiaries having aggregate Units sufficient to take action on any matter for the transaction of which such meeting was called shall be necessary to constitute a quorum; but if less than a quorum be present, Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present. Except to the extent a different percentage is specified in this Agreement for a particular matter or is required by law, the approval of Beneficiaries having aggregate Units of at least a majority of the total Units held by all Beneficiaries shall be required for taking action on any matter voted on by the Beneficiaries.

12.6           Adjournment of Meeting.  Subject to Section 12.5, any meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

12.7           Conduct of Meetings.  The Trustees shall appoint the Chairman and the Secretary of the meeting.  The vote upon any resolution submitted to any meeting of Beneficiaries shall be by written ballot.  An Inspector of Votes, appointed by the Chairman of the meeting, shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.

12.8           Record of Meeting.  A record of the proceedings of each meeting of Beneficiaries shall be prepared by the Secretary of the meeting.  The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Trustees to be preserved by them.  Any record so signed and verified shall be conclusive evidence of all of the matters therein stated.

ARTICLE XIII

AMENDMENTS

13.1           Consent of Beneficiaries.  At the written direction or with the written consent of Beneficiaries holding at least a majority of the total Units present, in person or by proxy, at any meeting validly called for such purpose pursuant to Section 12 hereof, or such greater or lesser percentage as shall be specified in this Agreement for the taking of an action by the Beneficiaries under the affected provision of this Agreement, the Trustees shall promptly make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or amendments thereto; provided that no such amendment shall increase the potential liability of the Trustees hereunder without the written consent of the Trustees; provided, further, that no such amendment shall permit the Trustees to engage in any activity prohibited by Section 6.1 hereof or affect the Beneficiaries' rights to receive their pro rata shares of the Trust Assets at the time of any distribution, and no such amendment shall cause the Trust to be treated for Federal, state or local income tax purposes as other than a liquidating trust under Treasury Regulation Section 301.7701-4(d), or cause the Beneficiaries to be treated as other than the owners of their respective shares of the Trust's taxable income pursuant to Section 671 through 679 of the Code and any analogous provision of state or local law.

13.2           Notice and Effect of Amendment.  Promptly after the execution by the Trustees of any such declaration of amendment, the Trustees shall give notice of the substance of such amendment to the Beneficiaries or, in lieu thereof, the Trustees may send a copy of the amendment to each Beneficiary.  Upon the execution of any such declaration of amendment by the Trustees, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustees and the Beneficiaries under this Agreement shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modification and amendments, and all the terms and conditions of any such amendment shall thereby be deemed to be part of the terms and conditions of this Agreement for any and all purposes.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

14.1           Filing Documents.  This Agreement shall be filed or recorded in such office or offices as the Trustees may determine to be necessary or desirable.  A copy of this Agreement and all amendments thereof shall be maintained in the office of the Trustees and shall be available at all times during regular business hours for inspection by any Beneficiary or his duly authorized representative.  The Trustees shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded.  The Trustees shall file or record any instrument which relates to any change in the office of the Trustees in the same places where the original Agreement is filed or recorded.

14.2           Beneficiaries Have No Rights or Privileges as Shareholders of the Company.  Except as expressly provided in this Agreement or under applicable law, the Beneficiaries (by their vote with respect to the Plan and/or their acceptance of any distributions made to them pursuant to this Agreement) shall have no rights or privileges attributable to their former status as Shareholders.

14.3           Laws as to Construction.  This Agreement and the trust created hereby shall be governed by and construed in accordance with the laws of the State of Ohio.  The Trustees, the Company and the Beneficiaries (by their acceptance of any distributions made to them pursuant to this Agreement) consent and agree that this Agreement shall be governed by and construed in accordance with such laws.  The Trustees may amend this Agreement to provide for the creation of a new trust governed by the laws of another jurisdiction to which the Retained Assets and Liabilities shall be assigned.

14.4           Severability.  In the event any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

14.5           Notices.  Any notice or other communication by the Trustees to any Beneficiary shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in the post office or letter box addressed to such Person at his address as shown in the records of the Trust.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by first-class mail, postage pre-paid overnight courier or telecopier to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

(a)	If to the Trustees:

Winthrop Realty Liquidating Trust
P.O. Box 9507
7 Bulfinch Place
Suite 500
Boston, MA 02114
Facsimile: (617) 742-4641

(b)       If to the Company:

Winthrop Realty Trust
P.O. Box 9507
7 Bulfinch `Place
Suite 500
Boston, MA 02114
Attention: Chief Executive Officer
Facsimile: (617) 742-4641

14.6           Instruments of Further Assurance.  On the Transfer Date, the Company shall deliver to the Trustee all instruments, agreements, documents and certificates as the Trustee may require to evidence such absolute and irrevocable assignment, conveyance and transfer of the Retained Assets, duly executed (and acknowledged and where applicable) by an officer of the Company.

14.7           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

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IN WITNESS WHEREOF, Winthrop Realty Trust has caused this Agreement to be executed by an authorized officer, and the Trustees herein have executed this Agreement, effective this 5th day of August, 2016.

WINTHROP REALTY TRUST

By___________________________
     Carolyn Tiffany
     President

______________________________
Michael L. Ashner

______________________________
Howard Goldberg

______________________________
Carolyn Tiffany

Schedule A

Independent Trustee Fees

For providing services, Trustees who satisfy the Independence Requirements shall receive $5,000 per month payable on the fifth day of each month.